UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2025

Paramount Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At a special meeting (the “Special Meeting”) of stockholders held on December 16, 2025, the stockholders of Paramount Group, Inc., a Maryland corporation (the “Company”) voted on three proposals related to the Agreement and Plan of Merger, dated as of September 17, 2025 (as amended on October 8, 2025, and as may be amended from time to time, the “Merger Agreement”), by and among the Company, Paramount Group Operating Partnership LP, a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership”), Rithm Capital Corp., a Delaware corporation (“Parent”), Panorama REIT Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“REIT Merger Sub”), and Panorama Operating Merger Sub LP, a Delaware limited partnership and a wholly owned subsidiary of Parent (“Operating Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) Operating Merger Sub will be merged with and into the Operating Partnership with the Operating Partnership surviving the merger (the “Partnership Merger”) and (ii) immediately following the consummation of the Partnership Merger, the Company will be merged with and into REIT Merger Sub with REIT Merger Sub surviving the merger (such merger, the “Company Merger” and, together with the Partnership Merger, the “Mergers”). The three proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 10, 2025 (the “Proxy Statement”).

The voting results regarding each proposal, as determined by the Company’s Inspector of Election, are set forth below. As of the close of business on November 4, 2025, the record date of the Special Meeting, there were 221,919,163 shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of 176,267,333 shares of Company Common Stock, representing approximately 79% of the outstanding shares of Company Common Stock entitled to vote, were present virtually or represented by proxy, constituting a quorum to conduct business.

Proposal 1 – The proposal to approve the Company Merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”) was approved as follows:

For	Against	Abstain	Broker Non-Votes
168,772,459	7,475,636	19,238	—

Proposal 2 – The proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Mergers was not approved as follows:

For	Against	Abstain	Broker Non-Votes
57,842,864	118,422,040	2,429	—

Proposal 3 – The proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there were not sufficient votes at the Special Meeting to approve the Merger Proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
166,065,353	10,200,006	1,974	—

Adjournment of the Special Meeting was deemed not necessary because there was a quorum present and there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

Date: December 16, 2025	By:	/s/ Ermelinda Berberi
	Name:	Ermelinda Berberi
	Title	Executive Vice President, Chief Financial Officer and Treasurer